Exhibit 4.1

EXHIBIT A

[FORM OF 5.368% NOTE DUE DECEMBER 1, 2015]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE “DEPOSITARY”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE TO BE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Unless and until this Note is exchanged in whole or in part for certificated Notes registered in the names of the various beneficial holders hereof as then certified to the Company by the Depositary or a successor depositary, this Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor depositary or a nominee of such successor depositary.

This Note may be exchanged for certificated Notes registered in the names of the various beneficial owners hereof only if (a) the Depositary notifies the Company that it is unwilling or unable to continue as a depositary for this Note or has ceased to be qualified to act as such or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and a successor depositary is not appointed by the Company within 90 days, (b) the Company, in its sole discretion, determines at any time that the 5.368% Notes due December 1, 2015 (the “Notes”) will no longer be represented by this global note, or (c) there shall have occurred and be continuing an Event of Default with respect to the Notes.

No.	CUSIP No. 010284 AM 9

ALABAMA GAS CORPORATION

5.368% Notes due December 1, 2015

Principal Amount:	_______________________

Regular Record Date:	15th calendar day of the month immediately preceding the month in which the Interest Payment Date occurs

Original Issue Date:	November 17, 2005

Stated Maturity Date:	December 1, 2015

Interest Payment Date:	June 1 and December 1, beginning June 1, 2006

Interest Rate:	5.368% per annum

Authorized Denominations:	$1,000 or any integral multiple thereof

Initial Redemption Date:	At initial issuance

Alabama Gas Corporation, a corporation duly organized and existing under the laws of the State of Alabama (herein called the “Company”, which term includes any successor corporation under the Indenture referred to hereinafter), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of                          Dollars ($                        ) on the Stated Maturity Date specified above, and to pay interest thereon from the Original Issue Date specified above or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually in arrears on June 1 and December 1 in each year commencing June 1, 2006, at the Interest Rate per annum specified above until the principal hereof is paid or made available for payment and on any overdue principal and on any overdue installment of interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date (other than an Interest Payment Date that is the Stated Maturity Date or on a Redemption Date or upon acceleration) shall, as provided in such Indenture, be paid to the Person in whose name this Note is registered at the close of business on the Regular Record Date for such interest (as specified above) next preceding such Interest Payment Date, provided that any interest payable at the Stated Maturity Date or, if applicable, on any Redemption Date or upon acceleration, will be paid to the Person to whom principal is payable. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder of the Note on such Regular Record Date and may either be paid to the Person in whose name this Note is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes of this series not less than ten (10) nor more than fifteen (15) days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payments of interest on this Note will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for this Note shall be computed and paid on the basis of a 360-day year of twelve 30-day months. If any Interest Payment Date, any Redemption Date or the Stated Maturity Date shall not be a Business Day, payment of the amounts due on this Note on such date may be made on the next succeeding Business Day, as if each such payment were made on the date such payment were due, and no interest shall accrue on such amounts for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity Date, as the case may be, to such Business Day. A “Business Day” shall mean any day other than a Saturday, a Sunday, a day on which banking institutions and trust companies in the city in which is located any principal office or agency maintained for the payment of principal of or interest on this Note are authorized or required by law, regulation or executive order to remain closed or a day on which the Corporate Trust Office of the Trustee is closed for business.

Payment of the principal of, premium, if any, and interest on, this Note at the Stated Maturity Date or earlier redemption shall be paid by wire transfer in immediately available funds (except that payment on certificated Notes shall be paid by check except in certain circumstances) upon surrender of this Note at the Corporate Trust Office of the Trustee or at such other office or agency as may be designated for such purpose by the Company from time to time. Payment of the principal of, premium, if any, and interest on this Note, as aforesaid, shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

Unless the certificate of authentication hereon has been executed by the Trustee by manual signature of an authorized officer, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated: November 17, 2005

ALABAMA GAS CORPORATION

By:
G.C. Ketcham Its Executive Vice President, Chief Financial Officer and Treasurer

By:
Wm. Michael Warren, Jr. Its Chairman and Chief Executive Officer

[Seal of ALABAMA GAS CORPORATION appears here]

CERTIFICATE OF AUTHENTICATION

This is one of the Securities referred to in the within-mentioned Indenture.

Dated: November 17, 2005

THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee

By:
Authorized Officer

(Reverse Side of Note)

This Note is one of a duly authorized issue of Securities of the Company issued and issuable in one or more series under an Indenture, dated as of November 1, 1993 (such Indenture, together with any constituent instruments establishing the terms of particular Securities, being herein called the “Indenture”), of the Company to The Bank of New York Trust Company, N.A. (as successor to NationsBank of Georgia, National Association), as trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a more complete statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. The acceptance of this Note shall be deemed to constitute the consent and agreement by the Holder hereof to all of the terms and provisions of the Indenture. This Note is one of the series designated on the face hereof as 5.368% Notes due December 1, 2015 in the aggregate principal amount of $80,000,000. Capitalized terms used but not defined herein shall have the meanings set forth in the Indenture.

The Company shall have the right, subject to the terms and conditions of the Indenture, to redeem this Note, in whole at any time or in part from time to time, at the option of the Company, at a Redemption Price equal to the greater of (1) 100% of the principal amount being redeemed or (2) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed, discounted to the Redemption Date on a semiannual basis, assuming a 360-day year consisting of twelve 30-day months, at the “Treasury Yield,” as defined below, plus 20 basis points, plus in each case accrued interest to the Redemption Date. The notes will not be entitled to the benefit of any sinking fund, which means that the Company will not deposit money on a regular basis into any separate custodial account to repay the notes.

As used in the Notes, the following terms shall have the following respective meanings.

“Treasury Yield” means, with respect to any Redemption Date, the rate per year equal to the semiannual equivalent yield to maturity of the “Comparable Treasury Issue,” as defined below, assuming a price for the Comparable Treasury Issue, expressed as a percentage of its principal amount equal to the “Comparable Treasury Price,” as defined below, for the Redemption Date.

“Comparable Treasury Issue” means the United States Treasury security selected by an “Independent Investment Banker,” as defined below, as having a maturity comparable to the remaining term of the Notes that the Independent Investment Banker would utilize, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

“Independent Investment Banker” means one of the “Reference Treasury Dealers” as defined below, appointed by the Trustee after consultation with the Company.

“Comparable Treasury Price” means, with respect to any Redemption Date, (1) the average of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, on the third Business Day preceding the Redemption Date, as set forth in the daily statistical release, or any successor release, published by the Federal Reserve Bank of New York and designated “Composite 3:30 p.m. Quotations for U.S. Government Securities” or (2) if that release or any successor release is not published or does not contain those prices on that Business Day, (A) the average of the “Reference Treasury Dealer Quotations,” as defined below, for the Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations for the Redemption Date, or (B) if the Trustee obtains fewer than four Reference Treasury Dealer Quotations, the average of all the quotations which the Trustee obtains.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Company by the Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding the Redemption Date.

“Reference Treasury Dealer” means any primary U.S. Government securities dealer in New York City selected by the Company.

In the event that less than all of the Notes are to be redeemed at any time, selection of such Notes for redemption will be made by The Depository Trust Company (“DTC”) during any period the Notes are issued in the form of a global security registered in the name of DTC or a nominee thereof; provided that during any period the Notes are issued in certificated form, the selection of such Notes for redemption will be made by the Trustee by lot or by such other method as the Trustee in its sole discretion shall deem fair and appropriate. In no event shall notes of a principal amount of $1,000 or less be redeemed in part. Notice of redemption shall be given by mail to Holders of the Notes to be redeemed, not less than 30 days nor more than 60 days prior to the date fixed for redemption, all as provided in the Indenture. If, at the time notice of redemption is given, the redemption moneys are not held by the Trustee, the redemption may be made subject to their receipt on or before the date fixed for redemption and such notice shall be of no effect unless such moneys are so received. If the redemption notice is given and funds deposited as required by the Indenture, then interest will cease to accrue on and after the Redemption Date on the Notes or portions of Notes called for redemption. If the Company does not deposit redemption moneys on or before the date fixed for redemption, the principal amount of the Notes called for redemption will continue to bear interest as the rate of 5.368% per annum until paid.

In the event of redemption of this Note in part only, a new Note or Notes of this series, of like tenor, for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

If an Event of Default with respect to the Notes of this series shall occur and be continuing, the principal of and interest on the Notes of this series may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the Trustee to enter into one or more supplemental indentures for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities of all series then Outstanding under the Indenture, considered as one class; provided, however, that if there shall be Securities of more than one series Outstanding under the Indenture and if a proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such series, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all series so directly affected, considered as one class, shall be required; and provided, further, that if the Securities of any series shall have been issued in more than one Tranche and if the proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such Tranches, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all Tranches so directly affected, considered as one class, shall be required. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities then Outstanding, on behalf of the Holders of all Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, places and rates, in the coin or currency, and in the manner, prescribed herein and in the Indenture.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer or exchange of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer or exchange at the offices of The Bank of New York Trust Company, N.A., Jacksonville, Florida or such other office or agency as may be designated by the Company from time to time, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar, duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of like tenor and aggregate principal amount, will be issued to the designated transferee or transferees or to the Holder, as the case may be. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series are exchangeable for a like tenor and aggregate principal amount of Notes of this series, of any authorized denominations, as requested by the Holder surrendering the same, upon surrender of the Note or Notes to be exchanged at the office or agency designated by the Company from time to time. The Company shall not be required to (a) issue, register the transfer of or exchange Notes of this series during a period of 15 days immediately preceding the date notice is given identifying the serial numbers of the Notes of this series called for redemption or (b) issue, register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

The Notes of this series are issuable only in registered form, without coupons, in denominations of $1,000, and any amount in excess thereof that is an integral multiple of $1,000.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the absolute owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

The Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York.

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

[please insert social security or

other identifying number of assignee]

[please print or typewrite name and address of assignee]

the within Note of ALABAMA GAS CORPORATION and does hereby irrevocably constitute and appoint                         , Attorney, to transfer said Note on the books of the above-mentioned Company, with full power of substitution in the premises.

Dated:

Notice: The signature to this assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatsoever.